SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2011

Millstream Ventures, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53167	87-0405708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 South Alvey Drive, Mapleton, UT	84664
(Address of principal executive offices)	(Zip Code)

374 East 400 South, Suite 3, Springville, UT 84663
(Former Address)

Registrant’s telephone number, including area code:	(801) 489-9438

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02

Unregistered Sales of Equity Securities.

On April 4, 2011, we sold 13,540,000 shares of our common stock to LIFE Clean Power & Fuels, LLC, a Delaware limited liability company, for $13,540, or $0.001 per share.  These shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  The purchaser of the shares was an accredited investor as defined in Regulation D.  It delivered appropriate investment representations with respect to the issuance of the shares and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  The investor represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Representatives of the investor were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sale.

As a result of this sale, we now have 34,658,203 shares of our common stock issued and outstanding.

Item 4.01

Changes in Registrant’s Certifying Accountant.

(a)

Effective April 5, 2011, we dismissed Child, Van Wagoner & Bradshaw, PLLC as our independent accountant.  The reports of Child, Van Wagoner & Bradshaw, PLLC on our financial statements for the fiscal years ended March 31, 2010 and 2009 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report of Child, Van Wagoner & Bradshaw, PLLC dated May 28, 2010, on our financial statements for the years ended March 31, 2010 and 2009 contained a “going concern” paragraph.   Our audit committee and our Board of Directors approved the dismissal on April 4, 2011.  In connection with our audits for its two most recent fiscal years ended March 31, 2010 and 2009, and for the period up to the date of dismissal, we have had no disagreements with Child, Van Wagoner & Bradshaw, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Child, Van Wagoner & Bradshaw, PLLC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on our financial statements for such years.  We have provided Child, Van Wagoner & Bradshaw, PLLC a copy of this report and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter is included as an exhibit to this report.

(b)

We engaged Tanner LLC as our new independent accountants effective April 5, 2011.  During our two most recent fiscal years ended March 31, 2011, and through the date of this report, neither we, nor anyone on our behalf, has consulted with Tanner LLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that the new accountant concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 4, 2011, with the closing of the stock sale described in Item 3.02 above, we increased the number of directors to four persons and appointed Edward P. Mooney and Daniel F. Carlson as directors.  As a condition imposed by the purchaser of the shares as described in Item 3.02 above, we agreed to appoint Messrs. Mooney and Carlson to our Board of Directors.

Item 9.01

Financial Statements and Exhibits.

Item No.	Description
16.1	Letter dated April 5, 2011, from Child, Van Wagoner & Bradshaw, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millstream Ventures, Inc.

Date: April 5, 2011

By /s/ Steven L. White

Steven L. White, President

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